Exhibit 99.1

ITT Reports Fourth-Quarter Earnings Per Share of $1.20, Adjusted EPS of $1.06; Initiates 2022 Guidance

  Q4 orders up 9% (10% organic) driven by strong demand across Industrial Process and Connect & Control
  Q4 segment operating margin of 17.9%, up 100 bps; adjusted segment operating margin of 18.2%, up 130 bps driven by strong pricing and productivity
  Initiates 2022 EPS guidance of $4.22 to $4.66, up 16% to 28%; adjusted EPS guidance of $4.30 to $4.70, up 11% at the midpoint
  2022 revenue growth of 7% to 9%, up 9% to 11% on an organic basis
  Announces 20% increase in quarterly dividend to $0.264 per share

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--February 9, 2022--ITT Inc. (NYSE: ITT) today reported financial results for the fourth quarter and full year ended December 31, 2021. For the fourth quarter, the company reported a year-over-year revenue decrease of 3%, down 2% on an organic basis, driven primarily by global supply chain disruptions and a tough prior year comparison related to auto OE demand, which offset strong deliveries in Connect & Control (CCT). For the full year, revenue increased 12%, or 10% on an organic basis, driven by strong demand in Motion Technologies (MT) and CCT.

Segment operating margin of 17.9% for the fourth quarter expanded 100 basis points versus prior year driven by productivity, strategic commercial actions, a favorable mix of higher margin products, foreign currency, and other items. This was partially offset by raw material inflation impacts, supply chain disruptions, and strategic growth investments.

Earnings per share for the fourth quarter of $1.20 increased from a net loss per share of $(0.16) in the prior year. The net loss in 2020 was primarily driven by a pre-tax non-cash settlement charge of $137 million related to the termination of ITT’s U.S. pension plan. Excluding the impact of this and other items, adjusted earnings per share of $1.06 for the fourth quarter of 2021 was up 5% compared to prior year driven by higher segment operating income, share repurchases, and a lower effective tax rate.

Operating cash flow for the fourth quarter of $120 million increased $2 million due to higher segment operating income, partially offset by working capital investments to mitigate continued supply chain disruptions. For the full year, operating cash flows declined by $444 million from 2020 mainly driven by a $398 million payment related to the divestiture of ITT’s asbestos liabilities and related insurance assets in the second quarter of 2021, as well as working capital investments. This was partially offset by a 47% increase in segment operating income.

Table 1. Fourth Quarter Performance
	4Q 2021	4Q 2020	Change
Revenue	$685.4	$708.6	(3.3)%
Organic			(2.1)%
Segment Operating Income	$122.6	$119.5	2.6%
Segment Operating Margin	17.9%	16.9%	100	bps
Adjusted Segment Operating Income	$124.7	$120.1	3.8%
Adjusted Segment Operating Margin	18.2%	16.9%	130	bps
Earnings Per Share	$1.20	$(0.16)	850.0%
Adjusted Earnings Per Share	$1.06	$1.01	5.0%
Operating Cash Flow	$119.5	$117.8	1.4%
Free Cash Flow	$83.7	$101.7	(17.7)%

Note: all results unaudited

Management Commentary

“ITT delivered on its commitments to our customers and to our shareholders in the fourth quarter in what continues to be an extremely challenging environment. I am incredibly proud of the performance of the entire ITT team throughout 2021 and this quarter,” said Luca Savi, Chief Executive Officer and President of ITT. “We achieved 130 basis points of adjusted segment margin expansion and 5% adjusted earnings growth in the fourth quarter despite sustained inflation and global supply chain disruptions. We also generated organic orders growth of 10% with broad-based strength across Industrial Process and Connect & Control. ITT is well positioned entering 2022, with 18% higher organic backlog compared to the prior year.

Our results in 2021 demonstrated once again the tangible benefits of our business-first focus and entrepreneurial approach that enabled ITT to execute this year. Demand for our innovation and our products drove a 10% increase in organic revenue for the full year with outperformance in our market-leading Friction business and strength in connectors. Orders were up over 20% on an organic basis resulting from robust demand across our long-cycle pump project and aerospace businesses, and our short-cycle products portfolio in Industrial Process. ITT teams around the world overcame over $80 million of inflationary headwinds to generate 200 basis points of adjusted segment margin improvement versus 2020. Thanks to all these actions we exceeded ITT’s pre-pandemic adjusted operating margin and adjusted EPS levels from 2019.”

Savi concluded, “The hard work and commitment of our teams to serve our customers are building a solid foundation for ITT entering 2022. We continue to see challenges on the supply side, as well as global uncertainty from the pandemic, labor shortages, and inflationary pressure, but I am always encouraged by our team’s ability to manage these headwinds as we did throughout 2021. Given our strong performance and actions taken in 2021, and the strategic elimination of ITT’s legacy asbestos liability exposure, ITT today has the capital to deploy across growth investments, including green capex, dividends, share repurchases, and particularly M&A. There are challenges ahead but I am excited about the opportunities for ITT, our employees, and our stakeholders in 2022.”

Table 2. Fourth Quarter Segment Results
	Revenue			Operating Income
	4Q 2021	Reported Increase / (Decrease)	Organic Growth / (Decline)	4Q 2021	Reported Increase / (Decrease)	Adjusted Increase / (Decrease)
Motion Technologies	$323.6	(8.1)%	(7.2)%	$63.9	(8.8)%	(7.4)%
Industrial Process	216.3	(5.3)%	(3.9)%	31.9	(3.6)%	(0.9)%
Connect & Control Technologies	145.8	13.0%	14.3%	26.8	64.4%	59.5%
Total segment results	685.4	(3.3)%	(2.1)%	122.6	2.6%	3.8%

Note: all results unaudited; excludes intercompany eliminations; comparisons to Q4 2020

Motion Technologies revenue decreased primarily due to supply chain constraints in Friction and Wolverine as well as a tough prior year comparison in the fourth quarter of 2020 related to auto OE demand, partially offset by growth in Friction aftermarket. Operating income decreased from $70 million to $64 million primarily due to lower sales volume and higher raw material inflation, partially offset by strategic commercial actions, shop floor and sourcing productivity, foreign currency, and a one-time gain on an asset sale in the fourth quarter of 2021.

Industrial Process revenue decreased primarily due to continued supply disruptions stemming from labor shortages, supplier delays, and extended lead times, which primarily impacted the projects business. This was partially offset by growth in short-cycle pumps, parts, valves, and service, with strength in the energy market. Operating income decreased to $32 million primarily due to lower sales volume and higher operating costs attributable to supply chain disruptions, including higher freight and raw material costs, and labor shortages, partially offset by productivity, favorable mix of higher margin products, foreign currency, and strategic commercial actions.

Connect & Control Technologies revenue increased primarily due to connector demand in North America and Europe, principally in the industrial, transportation, and commercial aerospace markets, and through distribution. Operating income increased from $16 million to $27 million, primarily driven by higher sales volume, shop floor and sourcing productivity, and strategic commercial actions, partially offset by higher raw materials and labor inflation.

Table 3. 2021 Full Year Results
	FY 2021	FY 2020	Change
Revenue	$2,765.0	$2,477.8	11.6%
Organic			9.6%
Segment Operating Income	$466.7	$318.6	46.5%
Segment Operating Margin	16.9%	12.9%	400	bps
Adjusted Segment Operating Income	$476.7	$376.4	26.6%
Adjusted Segment Operating Margin	17.2%	15.2%	200	bps
Earnings Per Share	$3.64	$0.78	366.7%
Adjusted Earnings Per Share	$4.05	$3.20	26.6%
Operating Cash Flow	$(8.4)	$435.9	(101.9)%
Free Cash Flow	$(96.8)	$372.2	(126.0)%

Note: all results unaudited

Quarterly Dividend Increase

The company also announced today that it is increasing its quarterly dividend 20% to $0.264 per share on the company’s outstanding common stock. ITT’s Board of Directors approved the cash dividend for the first quarter of 2022, which will be payable on April 4, 2022, to shareholders of record as of the close of business on March 9, 2022. The 20% increase in the quarterly dividend announced today follows increases of 15% and 30% announced in 2020 and 2021.

2022 Guidance

The company’s 2022 guidance assumes continued disruptions in the global supply chain stemming from labor shortages, supplier delays, and raw material inflation, which we anticipate will persist through at least the first half of 2022. We expect revenue growth of 7% to 9%, or up 9% to 11% on an organic basis; segment operating margin of 17.5% to 18.4%, and adjusted segment operating margin of 17.6% to 18.5%, up 40 to 130 bps; earnings per share of $4.22 to $4.66, and adjusted earnings per share of $4.30 to $4.70 per share, up 6% to 16%; and free cash flow of $300 million to $325 million, representing free cash flow margin of 10% to 11% for the full year.

Investor Conference Call Details

ITT’s management will host a conference call for investors on Thursday, February 10 at 8:30 a.m., Eastern Time. The briefing can be accessed live via webcast which is available on the company’s website: www.itt.com/investors. A replay of the webcast will be available for 90 days following the presentation. A replay will also be available telephonically from two hours after the webcast until Thursday, February 24, 2022, at midnight, Eastern Time. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results, and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain, and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith, and believed to have a reasonable basis. However, there can be no assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.

Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:

  impacts on our business due to the COVID-19 pandemic, including:
    variant strains of the virus, as well as the timing, effectiveness and availability of, and people’s receptivity to, vaccines or other medical remedies;
    disruptions to our operations and demand for our products, increased costs, disruption of supply chain and other constraints in the availability of materials and other necessary services;
    government-mandated site closures, employee illness, skilled labor shortages, the impact of potential travel restrictions, stay-in-place restrictions, and vaccination requirements on our business and workforce; and
    customer and supplier bankruptcies, impacts to the global economy and financial markets, and liquidity challenges in accessing capital markets;
  uncertain global economic and capital markets conditions, including those due to COVID-19, trade disputes between the U.S. and its trading partners, actions taken by the current U.S. administration, political and social unrest, and the availability and fluctuations in prices of steel, oil, copper, and other commodities;
  volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
  failure to manage the distribution of products and services effectively;
  failure to compete successfully and innovate in our markets;
  failure to protect our intellectual property rights or violations of the intellectual property rights of others;
  the extent to which there are quality problems with respect to manufacturing processes or finished goods;
  the risk of cybersecurity breaches;
  loss of or decrease in sales from our most significant customers;
  risks due to our operations and sales outside the U.S. and in emerging markets;
  fluctuations in foreign currency exchange rates and the impact of such fluctuations on our hedging arrangements;
  fluctuations in demand or customers’ levels of capital investment and maintenance expenditures, especially in the oil and gas, chemical, and mining markets, or changes in our customers’ anticipated production schedules, especially in the commercial aerospace market;
  the risk of material business interruptions, particularly at our manufacturing facilities;
  risk of liabilities from past divestitures and spin-offs;
  failure of portfolio management strategies, including cost-saving initiatives, to meet expectations;
  risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government, including the impact of COVID vaccine mandates on our ability to continue to participate in federal contracting;
  fluctuations in our effective tax rate, including as a result of possible tax reform legislation in the U.S.;
  changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
  failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions, including tariffs;
  risk of product liability claims and litigation; and
  changes in laws relating to the use and transfer of personal and other information.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended		Full Year
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Revenue	$685.4	$708.6	$2,765.0	$2,477.8
Costs of revenue	461.5	490.0	1,865.5	1,695.6
Gross profit	223.9	218.6	899.5	782.2
General and administrative expenses	46.1	49.9	214.3	198.7
Sales and marketing expenses	38.4	35.8	150.8	146.5
Research and development expenses	24.9	23.6	94.9	84.9
Asbestos-related (benefit) costs, net	-	(50.4)	(74.4)	66.3
Restructuring costs	1.4	0.5	9.6	43.0
Asset impairment charges	-	-	-	16.3
Operating income	113.1	159.2	504.3	226.5
Interest (income) expense, net	(0.4)	0.1	(1.1)	(0.7)
Non-operating postretirement (benefit) costs, net	(2.5)	138.3	(1.3)	144.2
Miscellaneous expense (income), net	2.4	(1.1)	(2.4)	(2.2)
Income from continuing operations before income tax expense	113.6	21.9	509.1	85.2
Income tax expense	6.9	34.9	189.6	15.3
Income (loss) from continuing operations	106.7	(13.0)	319.5	69.9
Income from discontinued operations, net of tax (expense) benefit of $(0.3), $0.0, $0.2, and $(0.2), respectively	0.6	0.1	1.5	4.0
Net income (loss)	107.3	(12.9)	321.0	73.9
Less: Income attributable to noncontrolling interests	3.7	0.6	4.7	1.4
Net income (loss) attributable to ITT Inc.	$103.6	$(13.5)	$316.3	$72.5

Amounts attributable to ITT Inc.:
Income (loss) from continuing operations, net of tax	$103.0	$(13.6)	$314.8	$68.5
Income from discontinued operations, net of tax	0.6	0.1	1.5	4.0
Net income (loss) attributable to ITT Inc.	$103.6	$(13.5)	$316.3	$72.5

Earnings (loss) per share attributable to ITT Inc.:
Basic:
Continuing operations	$1.20	$(0.16)	$3.66	$0.79
Discontinued operations	0.01	-	0.02	0.05
Net income (loss)	$1.21	$(0.16)	$3.68	$0.84
Diluted:
Continuing operations	$1.20	$(0.16)	$3.64	$0.78
Discontinued operations	-	-	0.02	0.05
Net income (loss)	$1.20	$(0.16)	$3.66	$0.83
Weighted average common shares – basic	85.6	86.4	86.0	86.7
Weighted average common shares – diluted	86.1	86.4	86.5	87.3

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$647.5	$859.8
Receivables, net	555.1	507.5
Inventories, net	430.9	360.5
Other current assets	88.6	189.5
Total current assets	1,722.1	1,917.3
Plant, property and equipment, net	509.1	525.1
Goodwill	924.3	944.8
Other intangible assets, net	85.7	106.4
Asbestos-related assets	-	353.7
Deferred income taxes	63.4	158.3
Other non-current assets	260.8	272.0
Total non-current assets	1,843.3	2,360.3
Total assets	$3,565.4	$4,277.6
Liabilities and Shareholders’ Equity
Current liabilities:
Commercial paper and current maturities of long-term debt	$197.6	$106.8
Accounts payable	373.4	306.8
Accrued liabilities	357.3	457.4
Total current liabilities	928.3	871.0
Asbestos-related liabilities	-	840.6
Postretirement benefits	199.9	227.5
Other non-current liabilities	206.5	210.6
Total non-current liabilities	406.4	1,278.7
Total liabilities	1,334.7	2,149.7
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 85.5 shares and 86.5 shares, respectively	85.5	86.5
Retained earnings	2,461.6	2,319.3
Total accumulated other comprehensive loss	(321.3)	(279.4)
Total ITT Inc. shareholders’ equity	2,225.8	2,126.4
Noncontrolling interests	4.9	1.5
Total shareholders’ equity	2,230.7	2,127.9
Total liabilities and shareholders’ equity	$3,565.4	$4,277.6

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

Years Ended December 31	2021	2020
Operating Activities
Income from continuing operations attributable to ITT Inc.	$314.8	$68.5
Adjustments to income from continuing operations:
Depreciation and amortization	113.1	112.2
Equity-based compensation	16.5	13.4
Asbestos-related (benefit) costs, net	(74.4)	66.3
Pension settlement charges	-	137.0
Deferred income tax expense (benefit)	115.7	(43.9)
Asset impairment charges	-	16.3
Other non-cash charges, net	21.3	43.0
Asbestos-related payments, net	(14.9)	(9.8)
Contribution to divest asbestos-related assets and liabilities	(398.0)	-
Contribution to postretirement plans	(10.5)	(18.0)
Changes in assets and liabilities:
Change in receivables	(62.2)	83.3
Change in inventories	(82.7)	36.5
Change in contract assets	(2.5)	(1.0)
Change in contract liabilities	(3.6)	(1.9)
Change in accounts payable	77.6	(34.7)
Change in accrued expenses	15.8	4.2
Change in income taxes	8.2	(6.2)
Other, net	(42.6)	(29.3)
Net Cash – Operating Activities	(8.4)	435.9
Investing Activities
Capital expenditures	(88.4)	(63.7)
Proceeds from sale of long-lived assets	8.0	1.7
Acquisitions, net of cash acquired	-	(4.7)
Other, net	(1.9)	0.9
Net Cash – Investing Activities	(82.3)	(65.8)
Financing Activities
Commercial paper, net borrowings	95.4	13.1
Short-term revolving loans, borrowings	-	495.8
Short-term revolving loans, repayments	-	(524.7)
Long-term debt, issued	-	1.5
Long-term debt, repayments	(2.4)	(2.5)
Repurchase of common stock	(116.5)	(84.2)
Dividends paid	(75.8)	(59.0)
Other, net	(0.5)	1.4
Net Cash – Financing Activities	(99.8)	(158.6)
Exchange rate effects on cash and cash equivalents	(22.6)	35.2
Net cash – operating activities of discontinued operations	0.8	1.0
Net change in cash and cash equivalents	(212.3)	247.7
Cash and cash equivalents – beginning of year (includes restricted cash of $0.8 and $0.8, respectively)	860.6	612.9
Cash and Cash Equivalents – End of Period (includes restricted cash of $0.8 and $0.8, respectively)	$648.3	$860.6
Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$3.3	$3.3
Income taxes, net of refunds received	$61.3	$61.1

Key Performance Indicators and Non-GAAP Measures

Management reviews a variety of key performance indicators including revenue, segment operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Management believes that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income and Adjusted Segment Operating Income are defined, respectively, as total operating income and segment operating income, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin and Adjusted Segment Operating Margin are defined as adjusted operating income or adjusted segment operating income divided by revenue. Adjusted Segment Decremental or Incremental Operating Margin is defined as the change in adjusted segment operating income divided by the change in revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations and Adjusted EPS are defined, respectively, as income from continuing operations attributable to ITT Inc. and income from continuing operations attributable to ITT Inc. per diluted share, adjusted to exclude special items that include, but are not limited to, asbestos-related impacts, impairments, restructuring, pension settlement impact, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results which management views as unrelated to the Company's ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. We believe that adjusted income from continuing operations is useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. We believe that free cash flow provides useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Fourth Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
	Q4 2021	Q4 2020	2021 vs. 2020	2021 vs. 2020	Acquisitions Q4 2021	FX Impact Q4 2021	Orders Q4 2021	Adj. 2021 vs. 2020	Adj. 2021 vs. 2020

Revenue
ITT Inc.	$685.4	$708.6	$(23.2)	(3.3%)	$-	$(8.0)	$693.4	$(15.2)	(2.1%)

Motion Technologies	323.6	352.1	(28.5)	(8.1%)	-	(3.2)	326.8	(25.3)	(7.2%)
Industrial Process	216.3	228.3	(12.0)	(5.3%)	-	(3.1)	219.4	(8.9)	(3.9%)
Connect & Control Technologies	145.8	129.0	16.8	13.0%	-	(1.7)	147.5	18.5	14.3%

Orders
ITT Inc.	$722.2	$665.2	$57.0	8.6%	$-	$(9.1)	$731.3	$66.1	9.9%

Motion Technologies	325.2	351.9	(26.7)	(7.6%)	-	(3.3)	328.5	(23.4)	(6.6%)
Industrial Process	251.6	183.7	67.9	37.0%	-	(4.2)	255.8	72.1	39.2%
Connect & Control Technologies	145.9	130.0	15.9	12.2%	-	(1.6)	147.5	17.5	13.5%

Note: Excludes intercompany eliminations.
Amounts may not calculate due to rounding.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Segment Operating Margin
Fourth Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	Q4 2021	Q4 2021		Q4 2021	Q4 2020	Q4 2020		Q4 2020	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2021 vs. 2020		As Adjusted 2021 vs. 2020

Revenue:
Motion Technologies	$323.6			$323.6	$352.1			$352.1	(8.1%)		(8.1%)
Industrial Process	216.3			216.3	228.3			228.3	(5.3%)		(5.3%)
Connect & Control Technologies	145.8			145.8	129.0			129.0	13.0%		13.0%
Intersegment eliminations	(0.3)			(0.3)	(0.8)			(0.8)
Total Revenue	$685.4			$685.4	$708.6			$708.6	(3.3%)		(3.3%)

Operating Margin:
Motion Technologies	19.7%	-	BP	19.7%	19.9%	(40)	BP	19.5%	(20)	BP	20	BP
Industrial Process	14.7%	110	BP	15.8%	14.5%	60	BP	15.1%	20	BP	70	BP
Connect & Control Technologies	18.4%	-	BP	18.4%	12.6%	40	BP	13.0%	580	BP	540	BP
Total Operating Segments	17.9%	30	BP	18.2%	16.9%	-	BP	16.9%	100	BP	130	BP

Operating Income:
Motion Technologies	$63.9	$(0.2)		$63.7	$70.1	$(1.3)		$68.8	(8.8%)		(7.4%)
Industrial Process	31.9	2.3		34.2	33.1	1.4		34.5	(3.6%)		(0.9%)
Connect & Control Technologies	26.8	-		26.8	16.3	0.5		16.8	64.4%		59.5%
Total Segment Operating Income	$122.6	$2.1		$124.7	$119.5	$0.6		$120.1	2.6%		3.8%

Note: Amounts may not calculate due to rounding.
Special items include, but are not limited to, restructuring costs, acquisition-related expenses and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Fourth Quarter 2021 & 2020
(In Millions, except per share amounts)
(all amounts unaudited)

	Q4 2021			Q4 2021	Q4 2020				Q4 2020	2021 vs. 2020	2021 vs. 2020
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported		Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment operating income	$122.6	$2.1	#A	$124.7	$119.5		$0.6	#A	$120.1
Corporate (expense) income	(9.5)	0.1	#B	(9.4)	39.7		(47.7)	#B	(8.0)
Operating income (loss)	113.1	2.2		115.3	159.2		(47.1)		112.1	3.2	2.9%

Total operating margin	16.5%			16.8%	22.5%				15.8%

Interest income (expense), net	0.4	-		0.4	(0.1)		-		(0.1)
Other income (expense), net	0.1	-		0.1	(137.2)		137.4	#C	0.2
Income from continuing operations before tax	113.6	2.2		115.8	21.9		90.3		112.2

Income tax (expense) benefit	(6.9)	(13.8)	#D	(20.7)	(34.9)		11.2	#D	(23.7)
Income from continuing operations	106.7	(11.6)		95.1	(13.0)		101.5		88.5

Less: Income attributable to noncontrolling interests	3.7	-		3.7	0.6		-		0.6
Income from continuing operations - ITT Inc.	$103.0	$(11.6)		$91.4	$(13.6)		$101.5		$87.9

EPS from continuing operations	$1.20	$(0.14)		$1.06	$(0.16)	#E	$1.17		$1.01	$0.05	5.0%

Note: Amounts may not calculate due to rounding.
Total Operating Margin is defined as reported operating income or adjusted operating income divided by total revenue.
#A -	2021 includes restructuring costs ($1.5M) and other costs ($0.6M).
#A -	2020 includes restructuring costs ($0.6M).

#B -	2021 includes other costs ($0.1M).
#B -	2020 includes asbestos related benefit ($50.4M) and other costs ($2.7M). The net asbestos benefit is primarily due to an insurance settlement ($52.1M).

#C -	2020 includes pension termination-related charges.

#D -	2021 includes the net tax benefit of special items #A and #B ($0.4M), benefit resulting from an uncertain tax position release ($15.3M), audit settlement expense ($9.5M) and other tax-related special items.
#D -	2020 includes the net tax benefit of special items #A through #C ($20.8M), tax expense for valuation allowance impacts ($21.4M) and other tax-related special items.

#E -	2020 GAAP EPS is calculated using basic average common shares outstanding due to a net loss.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders
Full Year 2021 & 2020
(In Millions)
(all amounts unaudited)

	(As Reported - GAAP)				(As Adjusted - Organic)

	(A)	(B)	(C)		(D)	(E)	(F) = A-D-E	(G) =C-D-E	(H) = G / B
			$ Change	% Change			Revenue /	$ Change	% Change
	FY 2021	FY 2020	2021 vs. 2020	2021 vs. 2020	Acquisitions FY 2021	FX Impact FY 2021	Orders FY 2021	Adj. 2021 vs. 2020	Adj. 2021 vs. 2020

Revenue
ITT Inc.	$2,765.0	$2,477.8	$287.2	11.6%	$-	$48.1	$2,716.9	$239.1	9.6%

Motion Technologies	1,368.6	1,121.1	247.5	22.1%	-	39.9	1,328.7	207.6	18.5%
Industrial Process	843.2	843.0	0.2	0.0%	-	6.3	836.9	(6.1)	(0.7%)
Connect & Control Technologies	554.7	516.5	38.2	7.4%	-	1.9	552.8	36.3	7.0%

Orders
ITT Inc.	$2,922.4	$2,391.5	$530.9	22.2%	$-	$44.5	$2,877.9	$486.4	20.3%

Motion Technologies	1,377.7	1,108.5	269.2	24.3%	-	38.8	1,338.9	230.4	20.8%
Industrial Process	940.8	798.1	142.7	17.9%	-	4.2	936.6	138.5	17.4%
Connect & Control Technologies	605.7	487.2	118.5	24.3%	-	1.5	604.2	117.0	24.0%

Note: Excludes intercompany eliminations.
Amounts may not calculate due to rounding.

ITT Inc. Non-GAAP Reconciliation
Reported vs Adjusted Segment Operating Income & Segment Operating Margin
Full Year 2021 & 2020
(In Millions)
(all amounts unaudited)

	FY 2021	FY 2021		FY 2021	FY 2020	FY 2020		FY 2020	% Change		% Change
	As Reported	Special Items		As Adjusted	As Reported	Special Items		As Adjusted	As Reported 2021 vs. 2020		As Adjusted 2021 vs. 2020

Revenue:
Motion Technologies	$1,368.6			$1,368.6	$1,121.1			$1,121.1	22.1%		22.1%
Industrial Process	843.2			843.2	843.0			843.0	0.0%		0.0%
Connect & Control Technologies	554.7			554.7	516.5			516.5	7.4%		7.4%
Intersegment eliminations	(1.5)			(1.5)	(2.8)			(2.8)
Total Revenue	$2,765.0			$2,765.0	$2,477.8			$2,477.8	11.6%		11.6%

Operating Margin:
Motion Technologies	18.9%	30	BP	19.2%	16.4%	110	BP	17.5%	250	BP	170	BP
Industrial Process	15.0%	50	BP	15.5%	9.2%	430	BP	13.5%	580	BP	200	BP
Connect & Control Technologies	14.7%	50	BP	15.2%	11.0%	170	BP	12.7%	370	BP	250	BP
Total Operating Segments	16.9%	30	BP	17.2%	12.9%	230	BP	15.2%	400	BP	200	BP

Operating Income:
Motion Technologies	$258.2	$3.9		$262.1	$184.0	$12.7		$196.7	40.3%		33.2%
Industrial Process	126.8	3.7		130.5	77.6	36.4		114.0	63.4%		14.5%
Connect & Control Technologies	81.7	2.4		84.1	57.0	8.7		65.7	43.3%		28.0%
Total Segment Operating Income	$466.7	$10.0		$476.7	$318.6	$57.8		$376.4	46.5%		26.6%

Note: Amounts may not calculate due to rounding.
Special items include, but are not limited to, restructuring costs, certain asset impairment charges, acquisition-related expenses, and other unusual or infrequent items.

ITT Inc. Non-GAAP Reconciliation
Reported vs. Adjusted Income from Continuing Operations & Adjusted EPS
Full Year 2021 & 2020
(In Millions, except per share amounts)
(all amounts unaudited)

	FY 2021			FY 2021	FY 2020			FY 2020	2021 vs. 2020	2021 vs. 2020
	As Reported	Non-GAAP Adjustments		As Adjusted	As Reported	Non-GAAP Adjustments		As Adjusted	As Adjusted ($)	As Adjusted (%)

Segment operating income	$466.7	$10.0	#A	$476.7	$318.6	$57.8	#A	$376.4
Corporate (expense) income	37.6	(71.7)	#B	(34.1)	(92.1)	71.4	#B	(20.7)
Operating income (loss)	504.3	(61.7)		442.6	226.5	129.2		355.7	86.9	24.4%

Total operating margin	18.2%			16.0%	9.1%			14.4%

Interest income (expense), net	1.1	-		1.1	0.7	-		0.7
Other income (expense), net	3.7	(3.4)	#C	0.3	(142.0)	141.6	#C	(0.4)
Income from continuing operations before tax	509.1	(65.1)		444.0	85.2	270.8		356.0

Income tax (expense) benefit	(189.6)	100.8	#D	(88.8)	(15.3)	(60.1)	#D	(75.4)
Income from continuing operations	319.5	35.7		355.2	69.9	210.7		280.6

Less: Income attributable to noncontrolling interests	4.7	-		4.7	1.4	-		1.4
Income from continuing operations - ITT Inc.	$314.8	$35.7		$350.5	$68.5	$210.7		$279.2

EPS from continuing operations	$3.64	$0.41		$4.05	$0.78	$2.42		$3.20	$0.85	26.6%

Note: Amounts may not calculate due to rounding.
Total Operating Margin is defined as reported operating income or adjusted operating income divided by total revenue.
#A -	2021 includes restructuring costs ($9.4M) and other costs ($0.6M).
#A -	2020 includes restructuring costs ($40.7M), impairment charges ($16.3M) and other costs ($0.8M).

#B -	2021 includes a pre-tax gain on divestiture of asbestos-related assets and liabilities ($88.8M), asbestos-related expense ($14.4M), and other costs ($2.7M).
#B -	2020 includes asbestos-related expense ($66.3M), restructuring costs ($2.3M), and other costs ($2.8M). The net asbestos expense includes remeasurement expense ($135.9M) to transition to a full horizon, extending the projection through 2052, and other asbestos-related costs ($30.8M), partially offset by favorable insurance settlements ($100.4M).

#C -	2021 includes income related to the finalization of pension termination funding.
#C -	2020 includes pension termination-related charges.

#D -	2021 includes the net tax benefit of special items #A through #C ($5.6M), tax expense on the deferred tax asset write-off resulting from the asbestos sale ($116.9M) and other tax-related special items.
#D -	2020 includes the net tax benefit of special items #A through #C ($58.8M), tax benefit for valuation allowance impacts ($6.2M), tax expense on undistributed foreign earnings ($6.3M), and other tax-related special items.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow
Full Year & Fourth Quarter 2021 & 2020
(In Millions)
(all amounts unaudited)

	FY 2021	FY2020	Q4 2021	Q4 2020

Net Cash - Operating Activities #A	$(8.4)	$435.9	$119.5	$117.8

Capital expenditures	88.4	63.7	35.8	16.1

Free Cash Flow	(96.8)	372.2	83.7	101.7
#A - 2021 includes payments for asbestos ($412.9) and restructuring ($16.4M).
#A - 2020 includes payments for asbestos ($9.8M) and restructuring ($33.0M).
#A - Q4 2021 includes payments for restructuring ($5.1M).
#A - Q4 2020 includes payments for asbestos ($0.9M) and restructuring ($8.5M).

ITT Inc. Non-GAAP Reconciliation
GAAP vs. Adjusted EPS Guidance
Full Year 2022
(Per share amounts)
(all amounts unaudited)

	2022 Full-Year Guidance
	Low	High

EPS from Continuing Operations - GAAP	$4.22	$4.66

Estimated restructuring, net of tax	0.05	0.02

Other special items, net of tax	0.03	0.02

EPS from Continuing Operations - Adjusted	$4.30	$4.70

Note:	The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted segment operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2022 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and has not provided reconciliations for these forward looking non-GAAP financial measures.

ITT Inc. Non-GAAP Reconciliation
Free Cash Flow Guidance
Full Year 2022
(In Millions)
(all amounts unaudited)

	2022 Full-Year Guidance
	Low	High

Net Cash - Operating Activities	$455.0	$480.0

Capital expenditures	155.0	155.0

Free Cash Flow	300.0	325.0

Revenue #A	$2,986.0	$2,986.0

Free Cash Flow margin	10.0%	10.9%
#A Represents the midpoint of the revenue range provided of 7% to 9%.

Contacts

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com

Media Contact
Kellie Harris
+1 914-641-2103
kellie.harris@itt.com